Exhibit 5.2(a)

September 21, 2016

Spire Inc.
700 Market Street
St. Louis, Missouri 63101

Re: Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Spire Inc., a Missouri corporation (“Spire”), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed by Spire and its wholly owned subsidiary, Laclede Gas Company, a Missouri corporation, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to Spire contained therein (the “Prospectus”) and one or more supplements, free writing prospectuses or other offering materials with respect to the Prospectus (each, a “Prospectus Supplement”), by Spire of an unspecified number or amount and aggregate initial offering price of securities (the “Securities”) consisting of (a) senior debt securities (the “Senior Debt Securities”), (b) junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (c) shares of Spire’s Preferred Stock, $25 par value per share (“Preferred Stock”), (d) shares of Spire’s common stock, $1.00 par value per share (“Common Stock”), (e) stock purchase contracts of Spire for purchase and sale of Preferred Stock or Common Stock (the “Stock Purchase Contracts”) and (f) stock purchase units of Spire consisting of (x) a Stock Purchase Contract and (y) a beneficial interest in Debt Securities or debt obligations of third parties (including U.S. Treasury Securities) (the “Stock Purchase Units”). The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined originals or certified copies of (a) the Registration Statement, (b) the Indenture (For Unsecured Debt Securities), dated as of August 19, 2014, between Spire and UMB Bank & Trust, N.A., as trustee (the “Senior Debt Trustee”), under which the Senior Debt Securities will be issued, filed as Exhibit 4.1 to the Registration Statement (as amended, supplemented or modified from time to time, the “Senior Debt Indenture”), (c) the Form of Junior Subordinated Debt Indenture, between Spire and U.S. Bank National Association, as trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, each a “Trustee”), under which the Junior Subordinated Debt Securities will be issued, filed as Exhibit 4.3 to the Registration Statement (as amended, supplemented or modified from time to time, the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, each an “Indenture”), (d) the Form of Purchase Contract and Pledge Agreement, between Spire and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary (the “Purchase Contract Agent”), under which the Stock Purchase Contracts and Stock Purchase Units will be issued, filed as Exhibit 4.4 to the Registration Statement (the “Stock Purchase Contract Agreement”) and (e) such other certificates and documents of officials of Spire, public officials and others as we have deemed appropriate for purposes of

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his letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Debt Securities will conform to the applicable specimen thereof to be filed as an exhibit to the Registration Statement or otherwise incorporated by reference therein.
In addition, this opinion assumes that:

(a)
the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities;

(b)
for each series of Debt Securities or Securities constituting Stock Purchase Contracts or Stock Purchase Units that Spire offers by means of a Prospectus, Spire will have prepared and filed with the Commission under the Act a Prospectus Supplement which describes such series;

(c)
Spire will have offered, issued and sold the Debt Securities or Securities constituting Stock Purchase Contracts or Stock Purchase Units in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or any debt securities of Spire or result in a default or breach of any agreement binding upon Spire, and will comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

(d)
in the case of any series of Debt Securities or Securities constituting Stock Purchase Contracts or Stock Purchase Units which Spire issues and sells, the Board of Directors of Spire (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the execution, authentication, issuance and delivery of those Securities (including any Debt Securities constituting a component of any Stock Purchase Units) and the terms of the offering and sale thereof;

(e)
the terms of the Debt Securities or Securities constituting Stock Purchase Contracts or Stock Purchase Units and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, Spire’s Articles of Incorporation, including any amendments thereto, Spire’s Bylaws, including any amendments thereto, or other organizational documents of Spire or any applicable law or any agreement or instrument binding on Spire and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Spire and in conformity with the applicable resolutions of the Board and any applicable Indenture, supplemental indenture, officer’s certificate or Stock Purchase Contract Agreement relating to such Securities;

(f)	Spire and the initial purchasers of any series of Debt Securities or Securities constituting Stock Purchase Contracts or Stock Purchase Units will have duly authorized, executed and delivered a definitive purchase, underwriting or similar agreement relating to those Debt Securities or Securities constituting Stock Purchase Contracts or Stock Purchase Units, which shall have been duly authorized, executed and delivered by Spire and the other parties thereto;

(g)	in the case of any Debt Securities or Securities constituting Stock Purchase Contracts or Stock Purchase Units issuable on the conversion, exchange, redemption or exercise of other Securities,

those Debt Securities or Securities constituting Stock Purchase Contracts or Stock Purchase Units will be available for issuance on that conversion, exchange, redemption or exercise;

(h)
at the time of the issuance of the Debt Securities or Securities constituting Stock Purchase Contracts or Stock Purchase Units, (i) Spire will be a corporation existing and in good standing under the laws of the State of Missouri and (ii) Spire will have all necessary corporate power and authorization;

(i)
at the time of execution, authentication, issuance and delivery of any Debt Securities of any series (including any Debt Securities constituting a component of any Stock Purchase Units), (i) the Board will have designated and established the terms of the series to which those Debt Securities belong in accordance with the applicable Indenture and those Debt Securities will not include any provision that is unenforceable; (ii) the applicable Indenture and the Trustee under such Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable; (iii) the applicable Indenture and any supplemental indenture to such Indenture or officer’s certificate delivered pursuant to such Indenture establishing such Debt Securities will have been, authorized, executed and delivered by Spire and the applicable Trustee; (iv) forms of Debt Securities complying with the terms of the applicable Indenture and evidencing those Debt Securities will have been executed, authenticated, issued and delivered in accordance with the provisions of such Indenture, the applicable resolutions of the Board, any supplemental indenture or officer’s certificate establishing such Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefor; and (v) the applicable Indenture, including any supplemental indenture or officer’s certificate establishing such Debt Securities, will be a valid and binding obligation of the applicable Trustee, enforceable against such Trustee in accordance with its terms, and shall purport to be governed by the laws of the State of New York; and

(j)
in the case of Stock Purchase Contracts or Stock Purchase Units, (i) the Board will have designated and established the terms of such Stock Purchase Contracts or Stock Purchase Units (including any Debt Securities constituting a component of any Stock Purchase Units) and the applicable Stock Purchase Contract Agreement and such Stock Purchase Contracts or Stock Purchase Units and the applicable Stock Purchase Contract Agreement will not include any provision that is unenforceable; (ii) the applicable Stock Purchase Contract Agreement establishing such Stock Purchase Contracts or Stock Purchase Units will have been, authorized, executed and delivered by Spire and the Purchase Contract Agent; (iii) forms of such Stock Purchase Contracts or Stock Purchase Units complying with the terms of the applicable Stock Purchase Contract Agreement and evidencing those Stock Purchase Contracts or Stock Purchase Units will have been executed and delivered in accordance with the provisions of the applicable Stock Purchase Contract Agreement; and (iv) the applicable Stock Purchase Contract Agreement will be a valid and binding obligation of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms and shall purport to be governed by the laws of the State of New York.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

(1)
With respect to Securities constituting Debt Securities, when such Debt Securities have been duly executed, authenticated, issued and delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable Indenture and any applicable resolutions of the

Board, supplemental indenture or officer’s certificate establishing the Debt Securities and any applicable definitive purchase, underwriting or similar agreement, such Debt Securities (including any Debt Securities constituting a component of any Stock Purchase Units or duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be valid and binding obligations of Spire.

(2)
With respect to Securities constituting Stock Purchase Contracts or Stock Purchase Units, when such Stock Purchase Contracts or Stock Purchase Units have been duly executed, countersigned, issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable Stock Purchase Contract Agreement and any applicable definitive purchase, underwriting or similar agreement, such Stock Purchase Contracts or Stock Purchase Units will be valid and binding obligations of Spire.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

B.
The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding at law or in equity), and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.
This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to Spire or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.
Very truly yours,
/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.